Exhibit 99

PRESS RELEASE - January 3, 2007

PEOPLES FINANCIAL SERVICES CORP. DECLARES 4TH QUARTER DIVIDEND

A regular quarterly dividend of $0.19 (nineteen cents) per share was declared on January 2, 2007. The dividend will be paid February 15, 2007 to shareholders of record as of January 31, 2007.

Peoples Financial Services Corp., Hallstead Pennsylvania, is the parent company of Peoples National Bank, an independent community bank with ten community offices. The community office locations are: Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock and Meshoppen, in Wyoming County, Pennsylvania; and Conklin, Deposit, and Binghamton, in Broome County, New York, and Peoples Advisors, LLC, a member-managed limited liability company for the purpose of providing investment advisory services to the general public.

Except for the historical information, this press release may contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.